       ADAM.COM, INC. REPORTS NET INCOME OF $0.01 PER SHARE FOR THE
                             FIRST QUARTER OF 2001

         ATLANTA--May 3, 2001--adam.com, Inc. (Nasdaq: ADAM - NEWS), a leading creator and syndicator of health information solutions for the healthcare and educational markets, today reported results for the first quarter ended March 31, 2001.

         adam.com, Inc. reported net income of $44,000, or $0.01 per diluted share, for the three months ended March 31, 2001, compared to a loss of $4,177,000, or $0.82 per fully diluted share, during the same period last year. Revenues for the first quarter increased 46% to $2,076,000 compared to revenues of $1,426,000 during the same period last year.

         The company's operating profit increased 1,314% to $99,000 for the first quarter of 2001 compared to an operating profit of $7,000 during the fourth quarter of 2000.

         "The first-quarter results reflect our continued efforts to create incremental improvements in operating profit while sustaining solid revenue growth and strong expense control," said Robert S. Cramer, Jr., adam.com's chairman and chief executive officer.

         "Looking ahead, we believe operating results can be even better, especially with good growth opportunity and strong operating fundamentals in the broader healthcare market. We expect that our efforts in extending our syndication business further into the hospital, clinic, pharmaceutical and payor markets, along with our progress on improving efficiencies in our operations, will drive continued improvement in the financial performance of our business.

         "To position adam.com for sustained growth and continued profitability, we have taken a number of key steps, including strategic investments in our technology infrastructure, additional product initiatives to develop solutions for hospitals and consumer health providers, an increased sales presence in key markets, and a focus on larger, high-growth markets."

     HIGHLIGHTS OF THE QUARTER

     - Our $99,000 operating profit achieved in the first quarter extends a five-quarter progression of improved operating performance and is a result of a series of initiatives including improved operating efficiencies and increased penetration of our proprietary health information products into the consumer market.

     - We renewed several key relationships including Cox Interactive Media and the National Library of Medicine where adam.com content can be found on MedlinePlus, one of the most heavily searched web sites for consumer-level health information.

     - We announced a strategic initiative with Medical House Publishing for distribution of our health information products into the United Kingdom and Ireland. Medical House will be focused on a broad range of opportunities with health providers and health organizations with a localized version of our Health Illustrated Encyclopedia.

     - We completed, in conjunction with our Spanish content distribution partner, DrTango, Inc., our first Spanish content licensing contract with viasalus.com, a joint venture of the

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         government of Catalonia, PricewaterhouseCoopers, Ericsson and Grupo
         Planeta, one of the largest publishing companies in Spain.

     - We grew our national sales force with experienced healthcare professionals to continue our expansion into the hospital, pharmaceutical, medical device and payor markets.

     - We completed a number of licensing contracts within the hospital market where we are gaining strength and market recognition. These contracts include Avera Health and the Iowa Clinic, both of which licensed our Health Illustrated Encyclopedia.

     - We expanded our eContent management initiative in the first quarter to meet the demands of customers who are looking forintegrated knowledge solutions for their administrative and clinical enterprise systems. Our eContent system will allow us to deliver additional products and customized solutions with little or no additional capital investment.

         "We see continued demand for health information solutions that improve the quality of healthcare," said Mr. Cramer. "We believe we can help our healthcare customers create new business opportunities and show strong returns from their Internet/Intranet initiatives. As such, we will continue to strengthen our products, services and sales efforts, balanced with appropriate expense management, to achieve our bottom line goals. The first quarter clearly demonstrates our ability to execute."

ABOUT ADAM.COM

         adam.com develops and syndicates web-enabled medical and health-related information products. These products combine physician-reviewed text, medical illustrations, animation, 3D models, and interactive tools. Our experience in developing products for the educational market enables us to create products that explain complex medical and health subject matter in a way that is easily understood and retained by the end user. Since 1998, we have been marketing our online health information products to customers ranging from large consumer web sites such as Yahoo! to government-sponsored sites such as the National Library of Medicine's MedlinePlus. Our proprietary content assets include more than 10,000 pages of text-based information; 40,000 medical illustrations; an extensive library of 3D models; thousands of animations depicting disease states and other medical conditions; and interactive tools and technology. adam.com is also a founding member of Hi-Ethics, a coalition of the most widely referenced health web sites and information providers committed to developing industry standards for quality of consumer health information.

FORWARD LOOKING STATEMENTS

         Except for historical information, all of the statements, expectations and assumptions contained in this press release are forward-looking statements. These statements involve a number of risks and uncertainties that could cause actual results, performance or developments to differ materially. Factors that could affect the company's actual results, performance or developments include general economic conditions, development of the Internet as a source of

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health information, pricing actions taken by competitors, demand for the company's health information, regulatory changes, and other laws that impact how the company conducts its business.

         Note to Editors: adam.com is a trademark of adam.com. All other products mentioned are trademarks or registered trademarks of their respective companies.

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                                 adam.com, Inc.
                            Statement of Operations
                     (in thousands, except per share data)
                                  (unaudited)


                                                              Three Months
                                                              Ended March,
                                                              ------------
                                                          2001             2000
                                                          ----             ----
                                                         -------        -------
      Total revenues .............................         2,076          1,426
                                                         -------        -------

Operating expenses:
    Cost of revenues .............................           139            134
    General and administrative ...................           588            964
    Product and content development ..............           517          1,623
    Sales and marketing ..........................           577            854
    Depreciation and amortization ................           156            587
    Restructuring charges ........................             -            613

                                                         -------        -------
      Total operating expenses ...................         1,977          4,775
                                                         -------        -------

      Operating income (loss) ....................            99         (3,349)

    Interest income (expense), net ...............            12           (786)
    Realized loss on sale of investment securities           (18)           -
                                                         -------        -------

      Income (loss) before losses from affiliate .            93         (4,135)

    Losses from affiliate ........................           (49)           (42)
                                                         -------        -------

      Net income (loss) ..........................       $    44        $(4,177)
                                                         =======        =======


Basic net income (loss) per common share .........       $  0.01        $ (0.82)
                                                         =======        =======

Basic weighted average number of common
    shares outstanding ...........................         6,195          5,112
                                                         =======        =======


Diluted net income (loss) per common share .......       $  0.01        $ (0.82)
                                                         =======        =======

Diluted weighted average number of common
    shares outstanding ...........................         6,220          5,112
                                                         =======        =======

                                                        Summary Balance Sheet Data
                                                        --------------------------
                                                        3/31/2001       12/31/2000
                                                        ---------       ----------
Cash and short term investments                          $ 1,629         $ 1,666
Accounts receivable-net                                    1,374           1,046
Total current assets                                       3,379           3,259
Total assets                                               6,663           6,817
Total liabilities                                          3,589           4,162
Shareholders' equity                                       3,074           2,655
Working capital                                             (210)           (903)